                                                                    EXHIBIT 4.2

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                    AMENDED AND RESTATED CONTINUING GUARANTY


STATE OF LOUISIANA       )
                         )
PARISH OF CALCASIEU      )


       BEFORE the respective undersigned Notary Publics, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS AMENDED AND RESTATED CONTINUING GUARANTY (this "Guaranty") is made as of May 15, 1996, by and between MISSISSIPPI ONE CELLULAR TELEPHONE COMPANY ("Mississippi One") and COBANK, ACB ("CoBank"), and amends and restates that certain Continuing Guaranty, dated as of September 27, 1994, made by Mississippi One for the benefit of CoBank.


                                R E C I T A L S:

       WHEREAS, CoBank and CTC Financial, Inc., a Louisiana corporation (the "Borrower"), have entered into that certain Amended and Restated Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $17,400,000 (the "Mississippi One Loan") and CoBank and the Borrower have entered into that certain Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the Loans have been or will be reloaned by the Borrower to Mississippi One or to Mercury, Inc. ("Mercury") for investment into Mississippi One for the purposes set forth in the Loan Agreements; and

       WHEREAS, as an inducement to CoBank to enter into the Loan Agreements and to make the Loans, Mississippi One has agreed to guarantee the Obligations (as hereinafter defined);





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mississippi One hereby agrees as follows:

       SECTION 1. DEFINITIONS. Capitalized terms used in this Guaranty, unless otherwise defined herein, shall have the meanings assigned to them in the Loan Agreements.

       SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank in the original principal face amount of $17,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC One Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC Two Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by Mercury to the order of the Borrower, assigned to CoBank, in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mercury Note"; the CTC One Note, the CTC Two Note and the Mercury Note, collectively, the "Notes"); (d) all other payments or performances to be made by the Borrower and Mercury under the other Loan Documents to which either is a party; and (e) all other indebtedness and liabilities of the Borrower and Mercury to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties.

       SECTION 3.  GUARANTY PROVISIONS.

            (A) In consideration of the loans to be made by CoBank to the Borrow pursuant to the Loan Agreement and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, Mississippi One hereby absolutely, unconditionally, directly, irrevocably, completely and immediately guarantees the full and prompt payment, when due, whether by acceleration or otherwise, and the prompt performance, of the Obligations;





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



                 (B) Mississippi One further agrees to pay to CoBank, upon demand, all losses and reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, that may be incurred by CoBank in attempting to cause the Obligations to be paid, performed or otherwise satisfied or in attempting to cause satisfaction of Mississippi One's liability under this Guaranty or in attempting to protect or preserve any property, personal or real, securing the Obligations;

                 (C) Mississippi One agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Borrower, Mercury, William Henning, Sr. ("Mr. Henning") or any other person to CoBank on account of the Obligations is rescinded or must otherwise be returned or restored by CoBank upon the insolvency or bankruptcy of the Borrower, Mercury, Mr. Henning or any other obligor, guarantor, endorser or surety of the Obligations, all as though such payment had not been made;

                 (D) Mississippi One assents to all terms and agreements heretofore or hereafter made by the Borrower with CoBank;

                 (E) Mississippi One hereby consents to the following and agrees, with or without notice (all notices being hereby waived), that its liability will not be affected or impaired by (i) the exchange, release or surrender of any collateral or any claim against the Borrower, Mercury, Mr. Henning or any other person, or the waiver, release or subordination of any security interest, in whole or in part; (ii) the waiver or delay in the exercise of any of CoBank's rights or remedies against the Borrower, Mercury, Mr. Henning or any other person; (iii) the renewal, extension or modification of the terms or amounts of any of the Obligations, the Loan Documents or any other instrument or agreement evidencing the same; or (iv) the acceptance by CoBank of other guaranties;

                 (F) Mississippi One waives acceptance hereof, notice of acceptance hereof, and notice of acceleration of and intention to accelerate the Obligations, and waives presentment, demand, protest, notice of dishonor, notice of default, notice of nonpayment or protest in relation to any instrument evidencing any of the Obligations, and any other demands and notices required by law except as such waiver may be expressly prohibited by law;

                 (G) This is a guaranty of payment and performance and not of collection only. The liability of Mississippi One under this Guaranty shall be absolute, unconditional, direct, irrevocable, complete and immediate and shall not be contingent upon the pursuit of any remedies against the Borrower, Mercury, Mr. Henning or any other person, nor





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


against any security or lien available to CoBank, its successors, successors-in-title, endorsees or assigns, and shall be joint and several with the liabilities of all other guarantors of the Obligations. Mississippi One waives any right to require that an action be brought against the Borrower, Mercury, Mr. Henning or any other person or to require that resort be had to any security. In the event of a default under any of the Loan Documents, CoBank shall have the right to enforce its rights, powers and remedies under any of the Loan Documents in any order, and all rights, powers and remedies available to CoBank in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Mississippi One hereby authorizes and empowers CoBank upon acceleration of the maturity of the Notes or any other Obligation, at its sole discretion, and without notice to Mississippi One, to exercise any right or remedy which CoBank may have or any right or remedy hereinafter granted which CoBank may have as to any security. Mississippi One waives any right to require any action on the part of CoBank to proceed to collect amounts due under the Notes or any other Obligation;

                 (H) Mississippi One hereby subordinates any and all indebtedness of the Borrower now or hereafter owed to Mississippi One to all Obligations of the Borrower to CoBank, and agrees with CoBank that, from and after the occurrence of a default or event of default under any of the Loan Documents, and for so long as such default or event of default exists, Mississippi One shall not demand or accept any payment of principal or interest from the Borrower, shall not claim any offset or other reduction of Mississippi One's liability hereunder because of any such indebtedness and shall not take any action to obtain any of the security for the Obligations; provided, however, that, if CoBank so requests, such indebtedness shall be collected, enforced and received by Mississippi One as trustee for CoBank and be paid over to CoBank on account of the Obligations of the Borrower to CoBank, but without reducing or affecting in any manner the liability of Mississippi One under the other provisions of this Guaranty;

                 (I) Mississippi One hereby authorizes CoBank, without notice to Mississippi One, to apply all payments and credits received from the Borrower, Mercury, Mr. Henning or any other person or realized from any security in such manner and in such priority as CoBank in its sole judgment shall see fit to the Obligations or to any other liabilities of the Borrower, Mercury, Mr. Henning or any other person to CoBank, and Mississippi One agrees that any such application shall not in any way affect its liabilities hereunder;

                 (J) The liability of Mississippi One under this Guaranty shall not in any manner be affected by reason of any action taken or not taken by CoBank, which action or inaction is hereby consented and agreed to by Mississippi One, nor by the partial or





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, or other security for any of the Obligations.
No delay in making demand on Mississippi One for satisfaction of its liability hereunder shall prejudice CoBank's right to enforce such satisfaction. All of CoBank's rights and remedies shall be cumulative and any failure of CoBank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter;

                 (K) This Guaranty shall be a continuing one and shall be binding upon Mississippi One regardless of how long before or after the date hereof the Obligations are incurred. This Guaranty shall remain in full force and effect until a written instrument of termination shall be executed and delivered by a duly authorized officer of CoBank. CoBank will only be obligated to execute such an instrument of termination if: (i) all Obligations have been paid in full; (ii) CoBank has no further commitment or obligation to extend credit to the Borrower; and (iii) any preference period applicable to payments made on or security given for the Obligations has expired under applicable bankruptcy and insolvency laws; and

                 (L) Mississippi One hereby irrevocably waives any and all rights it may have to enforce any of CoBank's rights or remedies or participate in any security now or hereafter held by CoBank, and any and all such other rights of subrogation, reimbursement, contribution or indemnification against the Borrower, Mercury, Mr. Henning or any other person having any manner of liability for the Borrower's obligations to CoBank, whether or not arising hereunder, by agreement, at law or in equity.

         SECTION 4. SECURITY. This Guaranty is secured by the Mississippi One Deed of Trust, the Mississippi One Mortgage and the Mississippi One Security Agreement.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Mississippi One represents and warrants to CoBank, on and as of the date hereof and on and as of each date on which the Borrower receives an advance under the Loans, as follows:

                 (A) ORGANIZATION; POWERS; ETC. Mississippi One (i) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; and (iv) has duly and lawfully obtained and maintains all licenses, certificates, permits,





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


authorizations, approvals, and the like which are necessary in the conduct of its business or which may be otherwise required by law.

                 (B) DUE AUTHORIZATION; NO VIOLATIONS; ETC. The execution and delivery by Mississippi One of, and the performance by Mississippi One of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency applicable to Mississippi One, its articles of incorporation or bylaws, or any agreement, indenture, mortgage, or other instrument to which Mississippi One is a party or by which Mississippi One or any of its properties are bound, or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument. All actions on the part of the shareholders of Mississippi One necessary in connection with the execution and delivery by Mississippi One of, and the performance by Mississippi One of its obligations under, the Loan Documents to which it is a party have been taken and remain in full force and effect.

                 (C) GOVERNMENTAL APPROVAL. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents to which Mississippi One is a party, or to the creation and perfection of the liens and security interests granted thereby, or the acquisition by Mississippi One of West Alabama in accordance with the Acquisition Agreement, except such as have been obtained and are in full force and effect.

                 (D) BINDING AGREEMENT. Each of the Loan Documents to which Mississippi One is a party, is, or when executed and delivered will be, the legal, valid, and binding obligation of Mississippi One, enforceable against Mississippi One in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

                 (E) COMPLIANCE WITH LAWS. Mississippi One is in compliance in all material respects with all Laws, the failure to comply with which could have a Material Adverse Effect (as hereinafter defined) on Mississippi One. For purposes of this Guaranty, the term "Material Adverse Effect" shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of Mississippi One or on the ability of Mississippi One to perform its obligations under the Loan Documents to which it is a party.





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


                 (F) ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of Subsection (E) above, all property owned or leased by Mississippi One and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on Mississippi One.

                 (G) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which Mississippi One is a party or to which any of its property is subject which could have a Material Adverse Effect on Mississippi One, and to the best of Mississippi One's knowledge, no such actions or proceedings are threatened or contemplated.

                 (H)         FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE;
ETC. The unaudited financial statements of Mississippi One for the period ended December 31, 1995, submitted to CoBank in connection with the Loan, fairly and fully present in all material respects the financial condition of Mississippi One and the results of Mississippi One's operations for the periods covered thereby and were prepared in accordance with GAAP consistently applied and any system of accounts to which Mississippi One is subject. Since December 31, 1995, there has occurred no event which has had or could have a Material Adverse Effect on Mississippi One. All budgets, projections, feasibility studies, and other documentation submitted by Mississippi One to CoBank in connection with the Loans were based upon assumptions that were reasonable and realistic at the time submitted and, as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic.

                 (I) PRINCIPAL PLACE OF BUSINESS; RECORDS. The principal place of business and chief executive office of Mississippi One and the place where the records required by Section 6(G) are kept is at the address of Mississippi One shown in Section 8(E).

                 (J) EMPLOYEE BENEFIT PLANS. To the extent applicable, Mississippi One is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

                 (K) TAXES. Mississippi One has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or on any assessment received by it to the extent that such taxes have become due, unless such taxes are being contested by Mississippi One in good faith and by





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


appropriate proceedings and then only to the extent adequate reserves have been set aside on Mississippi One's books therefor.

                 (L) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Mississippi One is not an "investment company" as that term is defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Mississippi One is not a "holding company" as that term is defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                 (M) USE OF PROCEEDS. The funds to be borrowed under the Loan Agreements will be used only as contemplated thereby. No part of such funds will be used to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.

                 (N) STOCK OF SUBSIDIARIES. Mississippi One has no subsidiary other than as described on Exhibit A hereto. Mississippi One is the registered and beneficial owner of the specified percentage of the shares of issued and outstanding capital stock of each of the subsidiaries as set forth on Exhibit A hereto, which stock is owned free and clear of all liens, warrants, options, rights to purchase, rights of first refusal and other interests of any person. The stock of each of the subsidiaries describes on Exhibit A hereto has been duly authorized and validly issued and is fully paid and non-assessable.

                 (O) FINANCIAL CONDITION. The liability and obligations of Mississippi One incurred or arising under this Guaranty and the other Loan Documents to which it is a party and of the Borrower incurred or arising under the Notes, the Loan Agreements and the other Loan Documents to which it is a party will benefit substantially Mississippi One directly and indirectly, and Mississippi One's board of directors has made that determination. Mississippi One has full and complete access to all of the Loan Documents and other documents relating to the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Mississippi One is fully informed of all circumstances that bear upon the risks of executing this Guaranty which a diligent inquiry would reveal. Mississippi One has adequate means to obtain from the Borrower, on a continuing basis, information concerning the financial condition of the Borrower and is not depending on CoBank to provide such information, now or in the future. Mississippi One agrees that CoBank will have no obligation to advise or notify Mississippi One of or provide Mississippi One with any data or information.

                 (P) LICENSES; PERMITS; ETC. Mississippi One is the valid holder of all licenses, certificates, permits, authorizations, approvals, and the like which are material to





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


the conduct of its business or which may be required by law, including, without limitation, all FCC licenses, and all such licenses, certificates, permits, authorizations, approvals, and the like are in full force and effect on the date hereof.

                 (Q) BUSINESS. Mississippi One is not engaged in any business activity or operation other than the provision of telecommunications services.

                 (R) REAL PROPERTY. Other than as specifically described in the Mississippi One Deed of Trust, Mississippi One owns no real property.

         SECTION 6. AFFIRMATIVE COVENANTS. Mississippi One covenants and agrees with CoBank that so long as this Guaranty shall remain in effect or the Obligations have not been fully paid or otherwise satisfied, Mississippi One, unless CoBank shall otherwise consent in writing, will do the following:

                 (A) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation, and its qualification to transact business and good standing in all places in which the character of its properties or the nature of its business requires such qualification.

                 (B) COMPLIANCE WITH LAWS AND AGREEMENTS. Comply in all material respects with (i) all Laws, the failure to comply with which could have a Material Adverse Effect on Mississippi One, and (ii) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound.

                 (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Subsection (B) above, comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on Mississippi One.

                 (D) LICENSES; PERMITS; ETC. Duly and lawfully obtain and maintain in full force and effect all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be required by Law, including without limitation, all FCC licenses.

                 (E) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and





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  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral provided for in any of the Loan Documents to which Mississippi One is a party shall provide for loss payable clauses or endorsements in form and content acceptable to CoBank. At the request of CoBank, all policies (or such other proof of compliance with this Subsection (E) as may be satisfactory to CoBank) shall be delivered to CoBank.

                 (F) PROPERTY MAINTENANCE. Maintain and preserve at all times its property, and each and every part and parcel thereof, in good repair, working order and condition, ordinary wear and tear excepted, and in compliance with all applicable Laws.

                 (G) BOOKS AND RECORDS. Keep adequate records and books of account in accordance with GAAP consistently applied and any system of accounts to which it is subject.

                 (H) INSPECTION. Permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, operations, and accounts with its officers, directors, employees, and independent certified public accountants.

                 (I) TOTAL LEVERAGE RATIO. Maintain at all times during each period set forth below, a Total Leverage Ratio (as defined below) not exceeding the ratio set forth opposite such period:



                 Period                                  Total Leverage Ratio
                 ------                                  --------------------

        From the date hereof through
         and including June 30, 1996                               8.50:1.0
        From July 1, 1996 through
         and including September 30, 1996                          8.00:1.0
        From and including October 1, 1996
         through and including December 31, 1996                   7.50:1.0
        From and including January 1, 1997
         through and including March 31, 1997                      7.00:1.0
        From and including April 1, 1997
         through and including June 30, 1997                       6.00:1.0
        From and including July 1, 1997
         through and including September 30, 1997                  5.50:1.0





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Loan No. T0310
Loan No. T0347





                 Period                                     Total Leverage Ratio
                 ------                                     --------------------

        From and including October 1, 1997
         through and including December 31, 1997                    5.00:1.0
        From and including January 1, 1998
         through and including December 31, 1998                    4.00:1.0
        From and including January 1, 1999
         and thereafter                                             3.50:1.0

The term "Total Leverage Ratio" shall mean the ratio of Indebtedness (as defined below) to Operating Cash Flow. The term "Indebtedness" shall mean (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in connection with the purchase of inventory on terms customary in the trade,
(iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired,
(iv) obligations which are evidenced by notes, acceptances or other instruments, (v) capitalized agreements, (vi) fixed rate hedging obligations that are due (after giving effect to any period of grace or notice requirement applicable thereto) and remain unpaid, and (vii) fixed payment obligations under guarantees that are due and remain unpaid; provided, however, that "Indebtedness" shall not include the Cameron Debt. The term "Operating Cash Flow" shall mean the sum of (i) pre-tax income, or deficit, as the case may be, after payment of all management fees (excluding extraordinary gains and the write up of any asset), (ii) total interest expense (including non-cash interest), (iii) depreciation and amortization expense, (iv) management fees accrued during the applicable period but unpaid, and (v) interest on the Cameron Debt accrued during the applicable period but unpaid. Operating Cash Flow shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.


                 (J) EQUITY TO TOTAL ASSETS RATIO. Commencing June 30, 1996, maintain at all times during each period set forth below, a Equity to Total Assets Ratio (as hereinafter defined) of not less than the percentage set forth opposite each such period:





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  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



                                                          Equity to Total
                     Period                                Assets Ratio
                     ------                               ----------------

         From and including June 30, 1996 through
           and including December 31, 1998                        20%
         From and including January 1, 1999 through
           and including December 31, 1999                        25%
         From and including January 1, 2000
           and thereafter                                         30%

The term "Equity to Total Assets Ratio" shall mean the ratio derived by dividing (i) total assets minus total liabilities by (ii) total assets, all as determined in accordance with GAAP consistently applied.

                 (K) DEBT SERVICE COVERAGE. Commencing December 31, 1996, maintain at all times, a debt service coverage ratio ("DSC") of at least 1.25:1.0. DSC shall mean the ratio derived by dividing (i) Operating Cash Flow minus cash taxes by (ii) the cumulative total of principal and cash interest payments required during the then most recently completed previous four fiscal quarters, all as determined in accordance with GAAP consistently applied.

                 (L) FIXED CHARGE COVERAGE RATIO. Commencing on December 31, 1998, maintain at all times, a Fixed Charge Coverage Ratio (as hereinafter defined), calculated for the then most recently completed four fiscal quarters, greater than or equal to 1.0:1.0. The term "Fixed Charged Coverage Ratio" shall mean the ratio derived by dividing (i) the result of (a) Operating Cash Flow minus (b) the sum of (x) cash taxes plus (y) expenditures made for fixed or capital assets plus (z) dividends or other cash distributions, in each case for the then most recently completed previous four fiscal quarters by (ii) the cumulative total of principal and cash interest payments required during the then most recently completed previous four fiscal quarters, all as determined in accordance with GAAP consistently applied.

                 (M) FURTHER ASSURANCES. Give CoBank 10 days' prior written notice of any acquisition or lease of real property after the date hereof and enter into such mortgages, deeds of trust, collateral assignments or other instruments as CoBank shall request in order to grant to CoBank a first priority perfected security interest in the Borrower's interests in any real property acquired or leased after the date hereof.





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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


                 (N) WEIGHTED AVERAGE INTEREST RATE. Maintain at all times a weighted average interest rate on the indebtedness under and pursuant to the Notes of not greater than 11.0%.

                 (O) REPORTS AND NOTICES. Furnish or cause to be furnished to CoBank:

                            (1) AUDITED ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than 120 days after the end of each fiscal year of Mississippi One occurring during the term hereof, audited annual financial statements of Mississippi One prepared in accordance with GAAP consistently applied and any system of accounts to which Mississippi One is subject. Such financial statements shall: (a) be audited by independent certified public accountants selected by Mississippi One and acceptable to CoBank; (b) be accompanied by a report of such accountants containing an opinion acceptable to CoBank; and (c) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

                            (2) MONTHLY FINANCIAL STATEMENTS. As soon as available, but in no event later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of Mississippi One occurring during the term hereof, unaudited monthly financial statements of Mississippi One for the three months ending during such quarter prepared in accordance with GAAP consistently applied and any system of accounts to which Mississippi One is subject (except for the omission of footnotes and for the effect of normal year-end audit adjustments). Such financial statements shall: (a) be prepared in reasonable detail; and (b) include a balance sheet, a statement of income for such months and for the period year-to-date internally prepared by Mississippi One, and such other monthly statements as CoBank may specifically request, which monthly statements shall include any and all supplements thereto.

                            (3) FINANCIAL FORECAST. As soon as available, but in no event later than 90 days after the first day of each fiscal year of the Borrower, a one-year financial forecast for Mississippi One which shall include, without limitation, statements of income, balance sheets, statements of sources and uses of funds, capital expenditure projections and such other information as CoBank shall reasonably require for each such one-year period.

                            (4) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of (a) the occurrence of any Default or Event of Default under any of the





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  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


         Loan Documents; and (b) the occurrence of any breach, default, event of default, or other event which with the giving of notice or lapse of time, or both, could become a breach, default, or event of default under any agreement, indenture, mortgage, or other instrument (other than the Loan Documents) to which it is a party or by which it or any of its property is bound or affected if the effect of such breach, default, event of default, or other event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument; provided, however, that the failure to give such notice shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.

                            (5) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting it which could have a Material Adverse Effect on Mississippi One.

                            (6)     NOTICE OF ENVIRONMENTAL LITIGATION.
         Without limiting the provisions of Paragraph 5 above, promptly after receipt or becoming aware thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communications alleging a condition that may require it to undertake or to contribute to a cleanup or other response under Laws relating to environmental protection, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which could have a Material Adverse Effect on Mississippi One.

                            (7) REGULATORY AND OTHER NOTICES. Promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to and notices or other communications received by Mississippi One from any governmental authority, including, without limitation, the LPSC, the MPSC, the APSC, the FCC, and the SEC, relating to any noncompliance by Mississippi One with any Law or with respect to any matter or proceeding the effect of which could have a Material Adverse Effect on Mississippi One.

                            (8) MATERIAL ADVERSE CHANGE. Prompt notice of any matter which has had or could have a Material Adverse Effect on Mississippi One.

                            (9) COMPLIANCE CERTIFICATES. Concurrently with each statement required to be furnished pursuant to Paragraph (1) or
         (2) above, a certificate in the

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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


         form attached hereto as Exhibit A to the Loan Agreement executed by the chief accounting officer of Mississippi One.

                            (10) ERISA REPORTABLE EVENTS. Within 10 days after it becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) applicable to Mississippi One, a statement describing such Reportable Event and the actions it proposes to take in response to such Reportable Event.

                            (11) OTHER INFORMATION. Such other information regarding the condition, financial or otherwise, or operations of Mississippi One as CoBank may, from time to time, reasonably request.

         SECTION 7. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, Mississippi One covenants and agrees with CoBank that, so long as this Guaranty shall remain in effect or the Obligations shall be unpaid or otherwise unsatisfied, Mississippi One will not:

                 (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money, for the deferred purchase price of property or services, or for the lease of real or personal property which lease is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to it but which otherwise would be required to be capitalized under GAAP (a "Capital Lease"), except for (i) obligations to the Borrower for the reloan of the proceeds of the Loan as contemplated by the Loan Agreement, (ii) accounts payable to trade creditors and current operating liabilities (other than for borrowed money) incurred in the ordinary course of its business, (iii) Capital Leases, the aggregate amount of which for Mississippi One does not exceed $50,000 at any one time; and (iv) the Cameron Debt.

                 (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution), security interest, or other encumbrance of any kind upon any of its property, real or personal. The foregoing restrictions shall not apply to (i) liens in favor of CoBank; (ii) liens for taxes, assessments, or governmental charges that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside therefor; (iii) liens, pledges, and deposits under workers' compensation, unemployment insurance, and social security laws; (iv) liens, deposits, and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), and like obligations arising in the ordinary course of its business as conducted on the date hereof; (v) liens imposed by law in favor of mechanics,

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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


materialmen, warehousemen, lessors and like persons that secure obligations that are not past due, unless the same are being contested in good faith and by appropriate proceedings and then only to the extent adequate reserves have been set aside therefor; and (vi) liens in favor of Cameron Telephone and subordinated to all liens in favor of CoBank, which subordination shall be on terms and conditions satisfactory to CoBank.

                 (C) MERGERS; ACQUISITIONS; ETC. Merge or consolidate with any other entity, or acquire all or substantially all of the assets of any person or entity, or form or create any subsidiary, or commence operations under any other name, organization, or entity, including any joint venture.

                 (D) TRANSFER OF ASSETS. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets, except in the ordinary course of its business.

                 (E) LOANS AND INVESTMENTS. After the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any commercial paper, stock, bonds, notes, or other securities of any person or entity (each, whether made directly or indirectly, an "Investment") in an amount in excess of $100,000 as to any single Investment or in excess of $1,000,000 as to all Investments existing at any time, other than (i) securities or deposits issued, guaranteed or fully insured as to payment by the United States of America or any agency thereof, (ii) stock or other securities of CoBank, (iii) commercial paper, stocks, bonds, notes or other securities of institutions whose senior unsecured debt obligations are rated by a nationally recognized rating organization in any of its three highest rating categories or any equivalent successor rating categories, or (iv) mutual funds that have a four star rating by Morningstar Mutual Funds, 225 West Wacker Drive, Chicago, Illinois 60606, or an equivalent rating by a nationally recognized rating organization.

                 (F) GUARANTEES. Guarantee, assume, or otherwise become obligated or liable with respect to the indebtedness or other obligations of any person or entity.

                 (G) CHANGE IN BUSINESS. Engage in any business activity or operation different from or unrelated to its current business activities or operations.

                 (H) DISPOSITION OF LICENSES. Sell, assign, transfer or otherwise dispose of, or attempt to dispose of, in any way, any registrations, licenses, franchises, grants, permits or other governmental approvals.

Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


                 (I) DIVIDENDS; MANAGEMENT FEES. Make, declare or pay, directly or indirectly, any dividend or other distribution of assets to shareholders of Mississippi One, retire, redeem, purchase or otherwise acquire for value any capital stock of Mississippi One or, if a Default, Event of Default or a breach of any covenant or obligation of any of the Borrower or Mississippi One under any of the Loan Documents then exists or would occur as the result thereof, pay any management fees to any of its affiliates, including, without limitation, Mercury.

                 (J) SALARIES; WAGES; COMPENSATION. Pay any wages, salaries or other compensation to any officer, director, stockholder (or relative thereof) of Mississippi One unless such compensation shall be (i) reasonable and comparable with compensation paid by companies of like nature, similarly situated, and (ii) payment for services actually rendered.

         SECTION 8.         MISCELLANEOUS.

                 (A) GOVERNING LAW. Except to the extent governed by applicable federal law, this Guaranty shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

                 (B) BINDING EFFECT. This Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any holder or owner of the Notes or any other Loan Document.

                 (C) SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                 (D)        NON-WAIVER; MODIFICATION; ELECTION OF REMEDIES.
The failure of CoBank to insist, in any one or more instances, upon a strict performance of any of the terms and conditions of this Guaranty, or to exercise or fail to exercise any option or right contained herein, shall not be construed as a waiver or a relinquishment for the future of such right or option, but the same shall continue and remain in full force and effect. CoBank's knowledge of the breach of any term or condition hereof shall not be deemed a waiver of such breach, and no waiver by CoBank of any provision hereof shall be deemed to have been made, or operate as an estoppel, unless expressed in writing and signed by CoBank. No enforcement of any remedy shall constitute an election of remedies.

Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



                 (E) NOTICES. All notices hereunder shall be made, and shall be deemed to be duly given if made, in the manner provided for notices under Section 19 of the Loan Agreement, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):


   If to Mississippi One, as follows:
                                      Mississippi One Cellular Telephone Company
                                      P.O. Box 3709
                                      Lake Charles, Louisiana  70602
                                      Attn: Dusty Dumas; cc: Thomas G. Henning
                                      Fax No.: (318) 439-0769


   If to CoBank, as follows:
                                      CoBank, ACB
                                      200 Galleria Parkway
                                      Suite 1900
                                      Atlanta, Georgia 30339
                                      Attn:  Rural Utility Banking Group
                                      Fax No.:  (770) 618-3202


                 (F) REGULATORY APPROVALS. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Mississippi One Deed of Trust, the Mississippi One Security Agreement or the Mercury Pledge Agreement, Mississippi One hereby undertakes and agrees to cooperate and join with CoBank in any application to the LPSC, the MPSC, the APSC, the FCC, the SEC or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of Mississippi One before such Governmental Authority, in each case in support of any such application made by CoBank, and Mississippi One shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

         SECTION 9. CONSENT TO JURISDICTION; REGISTERED AGENT. To the maximum extent permitted by law, Mississippi One agrees that any legal action or proceeding with respect to this Guaranty or any other Loan Document may be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, all as CoBank may elect. By execution of this Guaranty, Mississippi One hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect

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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


the right of CoBank to commence legal proceedings or otherwise proceed against Mississippi One in any other jurisdiction or to serve process in any manner permitted or required by law. Mississippi One further agrees to maintain a registered agent in the State of Louisiana and will notify CoBank in writing of such registered agent's name and address and of any changes in such name or address.





                           [Signatures on next page]

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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347


         THUS DONE AND SIGNED in several counterparts at the places and on the dates indicated below, by duly authorized officers of the respective parties, after a reading of the whole.

    At the City of Lake Charles, State of Louisiana, on May 15, 1996.


                                        MISSISSIPPI ONE CELLULAR TELEPHONE
                                        COMPANY

                                        By:  /s/   THOMAS G. HENNING
                                           ------------------------------------
                                           Name:   THOMAS G. HENNING
                                                -------------------------------
                                           Title:  PRESIDENT
                                                 ------------------------------


                                        Attest: /s/   ROBERT PIPER
                                               --------------------------------
                                               Name:  ROBERT PIPER
                                                    ---------------------------
                                               Title: SECRETARY
                                                     --------------------------

                                                           [CORPORATE SEAL]

Witness to both signatures:

 /s/  SHELIA KING
---------------------------------------------
Witness

 /s/  SHELLY F. VICKERS
---------------------------------------------
Witness

/s/     SANDRA L. DALLY
---------------------------------------------
Notary Public

My commission expires:  LIFETIME COMMISSION

[NOTARIAL SEAL]



                      [Signatures continued on next page]

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Amended and Restated Continuing
  Guaranty/Mississippi One
Loan No. T0310
Loan No. T0347



                   [Signatures continued from previous page]



         At Atlanta, Georgia, on May 15, 1996



                                   COBANK, ACB


                                   By:  /s/ MARY KAY DEERING
                                      -----------------------------------------
                                      Name:  MARY KAY DEERING
                                            -----------------------------------
                                      Title: VICE PRESIDENT
                                            -----------------------------------


Witness to the signature:


/s/  TIMOTHY W. HENRY
---------------------------------------------
Witness

/s/  ANNA T. APPLEBY
---------------------------------------------
Witness

/s/  SUSAN L. SOUTH
---------------------------------------------
Notary Public

My commission expires:

[NOTARIAL SEAL]